UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/22/2004

UNITEDGLOBALCOM INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-49658

CO	84-1602895
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4643 So. Ulster Street, Suite 1300
Denver, CO 80237
(Address of Principal Executive Offices, Including Zip Code)

303-770-4001
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

As previously disclosed, on January 12, 2004, Old UGC, Inc. ("Old UGC") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Old UGC is the wholly-owned subsidiary of UnitedGlobalCom, Inc.'s (the "Company") that principally owns the Company's interests in Latin America and Australia. On September 21, 2004, the Company and Old UGC filed with the Bankruptcy Court a plan of reorganization, a copy of which is attached as Exhibit 99.1 hereto, and the related disclosure statement, a copy of which is attached as Exhibit 99.2 hereto. The plan of reorganization and disclosure statement is subject to approval of the Bankruptcy Court.

Item 9.01.    Financial Statements and Exhibits

(c)            Exhibits.
        Exhibit Number        Description
                99.1        Chapter 11 Plan of Reorganization Jointly Proposed by Old UGC and the Company.
                99.2        Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for Chapter 11 Plan of Reorganization Jointly Proposed By Old UGC and the Company.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

UNITEDGLOBALCOM INC

Date: September 22, 2004.	By:	/s/ Frederick G. Westerman III
Frederick G. Westerman III
Co-Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Chapter 11 Plan of Reorganization Jointly Proposed by Old UGC and the Company.
EX-99.2	Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for Chapter 11 Plan of Reorganization Jointly Proposed By Old UGC and the Company.